Exhibit 10.27 Second Amendment and Consent Agreement

SECOND AMENDMENT AND CONSENT AGREEMENT

This Second Amendment and Consent Agreement is made as of the 21st day of January , 2011 (“Agreement”) among Attitude Drinks Inc., a Delaware corporation (the “Company”), and the signators hereto who are “Subscribers” under certain Subscription Agreements with the Company dated October 23, 2007, January 8, 2008, September 29, 2008, January 27, 2009, March 30, 2009, and July 15, 2010, respectively (collectively “Subscription Agreements”).

WHEREAS, the Company is in need of additional funding for its business operations; and

WHEREAS, the Company is contemplating an additional investment of an aggregate of up to $400,000 Purchase Price (“New Financing”) in secured promissory notes (“Notes”) and common stock purchase warrants (“Warrants”) of the Company; and

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby consent and agree as follows:

1.           All capitalized terms herein shall have the meanings ascribed to them in the Transaction Documents (as defined in the Subscription Agreements).

2.           The undersigned consent to the Company completing the New Financing and to the amendment of the Security Agreement, and Guaranty to include the New Financing as part of the Obligations and are secured by the Collateral pursuant to the security interest granted pari passu among Subscribers and the investors in the New Financing and in connection therewith authorize the Collateral Agent to make such additional filings at the discretion of the Collateral Agent to memorialize such agreement.

3.           Annexed hereto is the proposed Amended Schedule A to the Security Agreement, Guaranty and Collateral Agent Agreement which includes the New Financing.

4.           The undersigned Subscribers to the Subscription Agreements waive the rights granted to them pursuant to Section 12(b), Right of First Refusal, of the Subscription Agreements, only to the extent such rights relate to the New Financing.

5.           The undersigned acknowledge that Events of Default have occurred in notes currently issued and outstanding by the Company pursuant to the Subscription Agreements, but waive the defaults, solely in connection with the New Financing.

6.           All other terms of the Transaction Documents shall remain unamended and in full force and effect.

7.           This Agreement constitutes the entire agreement among the parties, and supersedes all prior and contemporaneous agreements and understandings of the parties in connection herewith.  No changes, modifications, terminations or waivers of any of the provisions hereof shall be binding unless in writing and signed by all of the parties thereto.

8.           Except as expressly modified pursuant to this Agreement, the terms of each Note remains unchanged and in full force and effect.

9.           This Agreement may be executed in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  This Agreement may also be executed by either party hereto by facsimile signature, which shall be deemed to be an original signature of such party hereon.

[Signatures to Follow]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.

"COMPANY"		"THE COLLATERAL AGENT"
ATTITUDE DRINKS INC.		BARBARA R. MITTMAN
a Delaware corporation

By:	/s/Roy Warren
Its:	CEO

/s/Joseph Smith		/s/
SMIVEL, LLC		MONARCH CAPITAL FUND LTD.
By: Joseph Smith, Partner

/s/
ALPHA CAPITAL ANSTALT		CMS CAPITAL

/s/
WHALEHAVEN CAPITAL FUND LIMITED		MOMONA CAPITAL LLC

/s/		/s/
CENTAURIAN FUND		NAOMI KLISSMAN

ESCROW AGENT

GRUSHKO & MITTMAN, P.C.